Exhibit 99.1

Aqua Metals, Inc. Announces Plans for CEO Succession and Process for Board Refreshment

FOR IMMEDIATE RELEASE:

ALAMEDA, Calif., March 27, 2018 – Aqua Metals, Inc. (NASDAQ: “AQMS”) (“Aqua Metals” or the “Company”), which is proceeding to commercialize a non-polluting electrochemical lead recycling technology called AquaRefining™, today announced that its Board of Directors has approved and is implementing a plan to transition Dr. Stephen Clarke from his current position as President, Chief Executive Officer and Chairman of the Board. In late 2017, Aqua Metals engaged a recognized executive search firm and corporate governance consultant for advice and assistance on board compositional matters and corporate governance best practices. In February 2018, Aqua Metals authorized such firm to conduct a comprehensive search for a successor CEO, which has been ongoing since such time.

Additionally, in February 2018, Aqua Metals commenced a process to identify up to two new independent director candidates to refresh the composition of the Board. This process is intended to ensure that the Board has the best mix of skills, diversity, and industry and other experience to best design and oversee the implementation of the Company’s operating strategy to maximize the value of the Company and return on investment for its shareholders.

Vincent L. DiVito, an Aqua Metals independent director, said: “Steve is a very talented inventor and a true visionary. During his tenure as CEO, Aqua Metals has achieved several important development milestones. Our search for a new CEO is well underway, and we are committed to recruiting an outstanding CEO to lead the Company as it transitions from a founder-led, development stage organization to a more mature public company.”

About Aqua Metals

Aqua Metals, Inc. (NASDAQ: AQMS) is reinventing lead recycling with its patented and patent-pending AquaRefining™ technology. AquaRefining is a room temperature, water-based process that is fundamentally non-polluting. These modular systems allow the Company to reduce environmental impact and scale lead acid recycling production capacity both by building its own AquaRefineries and licensing the AquaRefining technology to partners. Aqua Metals is based in Alameda, California, and has built its first recycling facility in Nevada’s Tahoe Reno Industrial Complex. To learn more, please visit www.aquametals.com.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect of the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”). The Company plans promptly to file with the Securities and Exchange Commission (the “SEC”) its preliminary proxy statement and GOLD proxy card relating to the Annual Meeting. When such proxy statement is cleared by the SEC Staff, the Company intends to file with the SEC and mail to the Company’s stockholders its definitive proxy statement and accompanying GOLD proxy card in connection with the Annual Meeting. The definitive proxy statement will contain important information about the Company, the Annual Meeting and related matters. Stockholders may obtain a free copy of the Company’s definitive proxy statement and other documents that the Company files with the SEC (when available) on the SEC’s website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS (WHEN THEY BECOME AVAILABLE) BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

Aqua Metals, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company will be set forth in the Company’s definitive proxy statement, the accompanying GOLD proxy card and other relevant solicitation materials filed by the Company. These documents (when they become available), and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.aquametals.com.

Safe Harbor

This press release contains forward-looking statements concerning Aqua Metals. Forward-looking statements include, but are not limited to our plans, objectives, expectations and intentions and other statements that contain words such as “expects,” “contemplates,” “anticipates,” “plans,” “intends,” “believes” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters. The forward looking statements in this release include the strength and efficacy of Aqua Metals’ portfolio of patent applications and issued patents, the lead acid battery recycling industry, the future of lead acid battery recycling via traditional smelters, the Company’s development of its commercial lead acid battery recycling facilities and the quality and efficiency of the Company’s proposed lead acid battery recycling operations. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the risk that the Company may not be able to produce and market AquaRefined lead on a commercial basis or, if the Company achieves commercial operations, that such operations will be profitable, (2) the fact that the Company only recently commenced production and has not generated any significant revenue to date, thus subjecting the Company to all of the risks inherent in a pre-revenue start-up; (3) the risk no further patents will be issued on the Company’s patent applications or any other application that it may file in the future and that those patents issued to date and any patents issued in the future will be sufficiently broad to adequately protect the Company’s technology, (4) the risk that the Company’s initial patents and any other patents that may be issued to it may be challenged, invalidated, or circumvented, (5) risks related to Aqua Metals’ ability to raise sufficient capital, as and when needed, to develop and operate its recycling facilities and fund continuing losses from operations as the Company endeavors to achieve profitability; (6) changes in the federal, state and foreign laws regulating the recycling of lead acid batteries; (7) the Company’s ability to protect its proprietary technology, trade secrets and know-how and (8) those other risks disclosed in the section “Risk Factors” included in the Company’s Annual Report on Form 10-K filed on March 15, 2018. Aqua Metals cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

Investor Relations:

Gagnier Communications

Dan Gagnier

646-569-5897

dg@gagnierfc.com

MacKenzie Partners, Inc.

Paul R. Schulman

Main: 212-929-5364

pschulman@mackenziepartners.com